EXHIBIT 20.2




                      FIRST UNION MASTER CREDIT CARD TRUST
                                  SERIES 1996-1

                             Key Performance Factors

                                November 30, 2000




      Expected B Maturity                                              03/15/2001

      Excess Protection Level

              November, 2000
              October, 2000                                                 8.21%
                                                                           10.34%

      Cash Yield                                                           17.21%

      Investor Defaults                                                     2.87%

      Base Rate                                                             7.71%

      Over 35 Day Delinquency                                               3.44%

      Total Principal Balance                                      $1,903,252,981

      Investor Participation Amount                                  $471,247,101